UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle Albany, NY	12212

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On September 30, 2015, AMRI Rensselaer, Inc. a wholly-owned subsidiary of Albany Molecular Research, Inc. (the “Company”) entered into Amendment Number 1 (“the Amendment”) to the January 1, 2012 Supply Agreement (the ”GE Agreement”) with GE Healthcare AS (“GE”). The Amendment is effective retroactively from January 1, 2015 through December 31, 2018. The Amendment extends the expiration date of the GE Agreement between the Company and GE from December 31, 2016 to December 31, 2018 and amends certain terms relating to pricing and quantity requirements under which the Company will continue to supply Aminobisamide Hydrochloride (“ABA”), an intermediate material for use in GE’s diagnostic imaging agents. The Company expects to file the Amendment as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015 and intends to seek confidential treatment for certain terms and provisions of the Amendment. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

Date: October 6, 2015	By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Senior Vice-President, General Counsel & Secretary